UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported), July 15, 2003

PACIFIC CMA, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-27653	84-1475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4750 Table Mesa Drive Boulder, CO	80305
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 494-3000

ITEM 5. OTHER EVENTS

The Registrant issued the press release, filed as Exhibit 99.1 herewith, on July 15, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Document

99.1	Press Release of the Registrant dated July 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CMA, INC.

By:/S/ ALFRED LAM

Alfred Lam, Chairman and Treasurer

By:/S/ SCOTT TURNER

Scott Turner, President and Director

By:/S/ LOUISA CHAN

Louisa Chan, Director

By:/S/ HENRIK M. CHRISTENSEN

Henrik M. Christensen, Director

By:/S/ KAZE CHAN

Kaze Chan, Director

Date: July 15, 2003

Exhibit 99.1

Source: Pacific CMA, Inc.

Coverage of Pacific CMA Initiated by Barrow Street Research

Report calls it "a company in the right place, with the right solutions, at the right time"

NEW YORK CITY - July 15, 2003 - Pacific CMA, Inc. (OTCBB: PCCM), a global, non-asset based freight forwarding/logistics services company, today announced that Barrow Street Research, an independent firm focused on emerging growth companies, has initiated research coverage of the company.

The report states: "Our analysis suggests that Pacific CMA is poised to embark on a period of rapid business growth. In large part, this growth will be fueled by the reality of a company being in the right place, with the right solutions, at the right time."

Barrow Street said it was initiating coverage of Pacific CMA with a strong buy rating, noting the company's market position lies in its strong reputation as the pre-eminent provider of supply chain management systems and contract logistics in the very fast growing import/export markets of Hong Kong and the much larger South China marketplace. The company already maintains more than 128 cargo agents stationed in 68 countries and 161 cities serving major gateways around the world."

"As an American based company that provides innovative logistics and transportation services," Barrow Street reports, "PCCM has a major operations center in Hong Kong, placing it right in the middle of the fastest growing trade region in the world. The rising trading power of China - its exports leaped 22 percent last year - has been especially important for transportation companies. During the remainder of 2003, we believe that investors will begin to witness continued strong improvement in the company's financial condition as higher levels of business activity and new client acquisitions result in steady revenue growth.

"Moreover," the report continues, "PCCM has recently completed operational updates that, in management's opinion, will yield higher efficiencies and margins, likely resulting in a swift growth in profits during 2003.

"We believe that high-risk investors have not properly focused on the strong fundamentals displayed by PCCM. In our opinion, the PCCM shares are currently undervalued, and we are initiating coverage of the company with a strong buy rating."

The Barrow Street report notes that: "Increasing globalization is boosting business for transportation and logistic service providers. Importantly, the accession of China and Taiwan to the World Trade Organization in November 2001 is a clear signal that barriers to trade will continue to be dismantled."

"We believe that during 2003 the financial situation for the company will significantly improve," the research report concluded, "with revenues estimated to grow to as much as $90-100 million, and with net income advancing to the vicinity of $0.15-$0.20 per share."

A full copy of the research report is available online at www.barrowstreet.com and additional information on Pacific CMA is available at www.pacificcma.com .

Certain statements contained herein are ``forward-looking'' statements (as such term is defined in the Private Securities Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

Contact:

Tom Gavin

Investor Relations Network

909-279-8884